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                                                                   EXHIBIT 10.24

                         FIRST AMENDMENT TO RIGHTS AGREEMENT

          FIRST AMENDMENT, dated as of December __, 1998 ("First Amendment"), to Rights Agreement dated as of July 16, 1997 (the "Rights Agreement"), between In Focus Systems, Inc., an Oregon corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, (the "Rights Agent"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

          WHEREAS, the Company and the Rights Agent previously entered into the Rights Agreement; and

          WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend any provision of the Rights Agreement in accordance with the terms of such Section 26.

          NOW, THEREFORE, in consideration of the foregoing premises and mutual agreements set forth in this Amendment, the parties hereby amend the Rights Agreement as follows:

          1. Section 1.3(ii)(A)(z) of the Rights Agreement is hereby amended in its entirety to the following:

     "(z) securities which such Person or any of such Person's Affiliates or Associates may acquire, does or do acquire or may be deemed to acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person's Affiliates or Associates) if prior to such Person becoming an Acquiring Person the Board of Directors of the Company has approved such agreement and determined that such Person shall not be or be deemed to be the beneficial owner of such securities within the meaning of this Section 1.3; or."

          2. Section 1.3(ii)(A)(y) and Section 14.1 of the Rights Agreement are hereby amended by deleting the words "Section 11.15" and replacing them with the words "Section 11.14."

          3. Section 1.7 of the Rights Agreement is hereby deleted in its entirety.

          4. Section 1.9 of the Rights Agreement is hereby amended to delete the word "unallocated" and replace with the word "unincorporated."

          5. The second proviso of Section 11.1.2 of the Rights Agreement is hereby deleted in its entirety.

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          6.   The first and fifth sentences of Section 11.1.3 of the Rights
Agreement are hereby amended by deleting the words "first occurrence of one of the events listed in Section 11.1.2 above" and replacing them with the words "occurrence of a Trigger Event."

          7. The last sentence of Section 11.4.1 of the Rights Agreement is hereby amended by deleting the words ", by a majority of the Continuing Directors then in office, or if there are no Continuing Directors."

          8. The following new Section 11.14 is hereby added to the Rights Agreement in its proper place to read in its entirety as follows:

          "11.14    ADJUSTMENT OF RIGHTS ASSOCIATED WITH COMMON SHARES.
     Notwithstanding anything contained in this Agreement to the contrary, in the event that the Company shall at any time after the date hereof and prior to the Distribution Date (i) declare or pay any dividend on the outstanding Common Shares payable in Common Shares, (ii) effect a subdivision or consolidation of the outstanding Common Shares (by reclassification or otherwise than by the payment of dividends payable in Common Shares), or (iii) combine the outstanding Common Shares into a greater or lesser number of Common Shares, then in any such case, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date or in accordance with Section 22 shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction, the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11.14 shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected."

          9. Section 13.3 of the Rights Agreement is hereby amended to read in its entirety as follows:

               "13.3     APPROVED ACQUISITIONS.  Notwithstanding anything
     contained herein to the contrary, upon the consummation of any merger or other acquisition transaction of the type described in clause (A),
     (B) or (C) of Section 13.1 involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person's Affiliates or Associates) which agreement has been approved by the Board of Directors of the Company prior to any Person becoming an Acquiring Person, this Agreement


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     and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7.1."

          10. The second sentence of Section 22 of the Rights Agreement is hereby amended to read in its entirety as follows:

     "In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the Expiration Date, the Company shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded, or upon exercise, conversion or exchange of securities hereinafter issued by the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; PROVIDED, HOWEVER, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued and
     (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof."

          11. Section 23.1 of the Rights Agreement is hereby amended and restated in its entirety as follows:

          "23.1 RIGHT TO REDEEM. The Board of Directors of the Company may, at its option, at any time prior to a Trigger Event, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "REDEMPTION PRICE"), and the Company may, at its option, pay the Redemption Price in Common Shares (based on the "current per share market price," determined pursuant to
     Section 11.4, of the Common Shares at the time of redemption), cash or any other form of consideration deemed appropriate by the Board of Directors. The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and subject to such conditions as the Board of Directors in its sole discretion may establish."

          12. Section 26 of the Rights Agreement is hereby amended by (a) deleting clause (ii) of the second sentence thereof in its entirety, renumbering clause (iii) of the second sentence to (ii), adding the word "or" immediately prior to the new clause (ii) and deleting the words "or the Redemption Date" and substituting therefor the words "pursuant to the second sentence of Section 3.1" in the second proviso and (b) deleting the last sentence thereof.


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          13.  The fourth paragraph of Exhibit A to the Rights Agreement ("Form of Right Certificate) is hereby amended and restated in its entirety as follows:

          "Subject to the provisions of the Agreement, the Board of Directors may, at its option, (i) redeem the Rights evidenced by this Right Certificate at a redemption price of $.01 per Right or (ii) exchange Common Shares for the Rights evidenced by this Certificate, in whole or in part."

          14. The ninth paragraph of Exhibit B to the Rights Agreement (SUMMARY OF RIGHTS TO COMMON SHARES), is hereby amended to (a) delete the words "close of business on the tenth business day following the first date of public announcement that a Person has become an Acquiring Person" and replace them with the words "time that an Acquiring Person has become such" and (b) delete the second and third sentences in their entirety.

          15. The eleventh paragraph of Exhibit B to the Rights Agreement is hereby amended to add after the word "Rights" and before the period the words "(other than an Acquiring Person or an affiliate or associate of an Acquiring Person)."

          16. This First Amendment shall be effective as of the date hereof and, except as expressly set forth herein, the Rights Agreement shall remain in full force and effect and be otherwise unaffected hereby.

          17. This First Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all such counterparts shall together constitute one and the same document.


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          IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.


                                        IN FOCUS SYSTEMS, INC.


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        CHASEMELLON SHAREHOLDER
                                        SERVICES, L.L.C.

                                        By:
                                           ----------------------------
                                           Name:
                                           Title:



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